                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                                  Filed by Registration No.


                                        Form T-1
                       STATEMENT OF ELIGIBILITY AND QUALIFICATION
                         UNDER THE TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(B)(2)________

                            FIRST NATIONAL BANK OF COMMERCE
                  (Exact name of Trustee as specified in its charter)

               N/A              210 Baronne Street            72-0269760
(Jurisdiction of incorporation  New Orleans, Louisiana 70112  (I.R.S. Employer
or organization if not a U.S.   (Address, including zip code  Identification
National Bank)                  of principal executive        Number)
                                offices)

                            FIRST NATIONAL BANK OF COMMERCE
                                  210 Baronne Street
                             New Orleans, Louisiana 70112
                               Telephone: 504-623-1610
                 (Name, address and telephone number of agent for service)


                                 ARGOSY GAMING COMPANY
                   (Exact name of Obligor as specified in its charter)

          DELAWARE                   219 Piasa Street          37-1304247
(State of other jurisdiction of  Alton, Illinois 62002-6232  (I.R.S. Employer
incorporation or organization)   (Address of principal       Identification
                                 executive offices)          Number)


                            FIRST MORTGAGE NOTES DUE 2004
                            (Title of Indenture Securities)


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1.  GENERAL INFORMATION. Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency, Washington, D.C.

        Federal Deposit Insurance Corporation, Washington, D.C.

        The Board of Governors of the Federal Reserve System, Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        The Trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe such affiliation.

           No such affiliation exists.

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

           The Obligor is not currently indebted to the Trustee. A credit facility with the Obligor was paid in full on June 5, 1996.

16. LIST OF EXHIBITS. List below all exhibits filed as part of this statement of eligibility and qualification.

    * 1. A copy of the articles of incorporation of the Trustee as now in effect.

    **   2. A copy of the certificate of authority of the Trustee to commence business.

    **   3. A copy of the certificate of authorization of the Trustee to exercise corporate trust powers issued by the Board of Governors of the Federal Reserve System under date of May 20, 1933.

    *    4. A copy of the existing bylaws of the Trustee.

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to requirements of its supervising or examining authority.

_______________
* Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Trustee's Form T-1 (File No. 22-20536).

** Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the Trustee's Form T-1 (File No. 2-32069).

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                                     SIGNATURE


    Pursuant to the requirements of the Trust Indenture Act of 1939 as amended to November 15, 1990, the Trustee, First National Bank of Commerce, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New Orleans, and State of Louisiana on the 18th day of June, 1996.


                                     FIRST NATIONAL BANK OF COMMERCE


                                     By:    Denis L. Milliner
                                            --------------------------------
                                     Name:  Denis L. Milliner
                                     Title: Vice President and Trust Officer


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                                                                Exhibit 6




                     Consent of Trustee Required by Section 321(b)
                          of the Trust Indenture Act of 1939

    In connection with the Indenture referred to in the Form T-1 of even date herewith between Argosy Gaming Company and First National Bank of Commerce in New Orleans, as Trustee pursuant to Section 321(b) of the Trust Indenture Act of 1939 as amended to November 15, 1990, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

Dated as of June 18, 1996


                                      FIRST NATIONAL BANK OF COMMERCE


                                      By:    Denis L. Milliner
                                             --------------------------------
                                      Name:  Denis L. Milliner
                                      Title: Vice President and Trust Officer

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                                                                Exhibit 7





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Legal Title of Bank:   FIRST NATIONAL BANK OF COMMERCE                FFIEC 031
Address:               210 Baronne Street                             Page RC-1
City, State  Zip:      New Orleans, LA  70160
FDIC Certificate No.:  04298

                                         Call Date: 3/31/96   ST-BK: 22-0981


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                            -------------
                                                                                                                 C400
                                                                                                     --------------------
                                                                    Dollar amounts in Thousands      RCFD    Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.  Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin (1)                                      0081        256,252     1.a.
      b. Interest-bearing balances (2)                                                               0071             14     1.b.
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                  1754            -       2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)                                1773      1,505,470     2.b.
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal funds sold                                                                          0276          5,400     3.a.
      b. Securities purchased under agreements to resell                                             0277            -       3.b.
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122  3,029,234                                4.a.
      b. LESS: Allowance for loan and lease losses                       RCFD 3123     47,921                                4.b.
      c. LESS: Allocated transfer risk  reserve                          RCFD 3128        -                                  4.c.
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                                         2125      2,981,313     4.d.
  5.  Trading assets (from Schedule RC-D)                                                            3545          8,653     5.
  6.  Premises and fixed assets (including capitalized leases)                                       2145         81,664     6.
  7.  Other real estate owned (from Schedule RC-M)                                                   2150          3,018     7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)       2130             11     8.
  9.  Customer's liability to this bank on acceptances outstanding                                   2155            -       9.
  10. Intangible assets (from Schedule RC-M)                                                         2143         17,556     10.
  11. Other assets (from Schedule RC-F)                                                              2160        150,828     11.
  12. Total assets (sum of items 1 through 11)                                                       2170      5,010,179     12.



  (1) Includes cash items in process of collection and unposted debits.
  (2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   FIRST NATIONAL BANK OF COMMERCE                FFIEC 031
Address:               210 Baronne Street                             Page RC-2
City, State  Zip:      New Orleans, LA  70160
FDIC Certificate No.:  04298

                                       Call Date: 3/31/96    ST-BK:  22-0981

Schedule RC -- Continued

                                                                                      -------------------------
                                                    Dollar amounts in Thousands                    Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E, part I)                                   RCON 2200      3,795,910     13.a.
        (1) Noninterest-bearing (1)                     RCON 6631       801,188                                    13.a.(1)
        (2) Interest-bearing                            RCON 6636     2,994,722                                    13.a.(2)
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,
        part II)                                                                      RCFN 2200        105,860     13.b.
        (1) Noninterest-bearing                         RCFN 6631           -                                      13.b.(1)
        (2) Interest-bearing                            RCFN 6636       105,860                                    13.b.(2)
 14. Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal funds purchased                                                       RCFD 0278        290,010     14.a.
     b. Securities sold under agreements to repurchase                                RCFD 0279        154,527     14.b.
 15. a. Demand notes issued to the U.S. Treasury                                      RCON 2840            -       15.a.
     b. Trading liabilities (from Schedule RC-D)                                      RCFD 3548            -       15.b.
 16. Other borrowed money:
     a. With a remaining maturity of one year or less                                 RCFD 2332        203,201     16.a.
     b. With a remaining maturity of more than one year                               RCFD 2333            -       16.b.
 17. Mortgage indebtedness and obligations under capitalized leases                   RCFD 2910            270     17.
 18. Bank's liability on acceptances executed and outstanding                         RCFD 2920            -       18.
 19. Subordinated notes and debentures                                                RCFD 3200            -       19.
 20. Other liabilities (from Schedule RC-G)                                           RCFD 2930         67,577     20.
 21. Total liabilities (sum of items 13 through 20)                                   RCFD 2948      4,617,355     21.

 22. Limited-life preferred stock and related surplus                                 RCFD 3282            -       22.
 EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus                                    RCFD 3838            -       23.
 24. Common stock                                                                     RCFD 3230          9,275     24.
 25. Surplus (exclude all surplus related to preferred stock)                         RCFD 3839         95,428     25.
 26. a. Undivided profits and capital reserves                                        RCFD 3632        275,724     26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities                                                 RCFD 8434         12,397     26.b.
 27. Cumulative foreign currency translation adjustments                              RCFD 3284            -       27.
 28. Total equity capital (sum of items 23 through 27)                                RCFD 3210        392,824     28.
 29. Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21,22, and 28)                                  RCFD 3300      5,010,179     29.


 Memorandum
 To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external
    auditors as of any date during 1995                                               RCFD 6724              2     M.1.



 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
 3 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 4 = Director's examination of the bank performed by other external auditors (may be required by state chartering authority)
 5 = Review of the bank's financial statements by external
     auditors
 6 = Compilation of the bank's financial statements by
     external auditors
 7 = Other audit procedures (excluding tax preparation work)
 8 = No external audit work

- --------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.